SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 24, 2002
(To Prospectus dated January 16, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-12
                               ---------------



The Class 1-A-24                    The Class 1-A-24 Certificates
certificates represent
obligations of the trust            o  This supplement relates to the offering
only and do not                        of the Class 1-A-24 certificates of the
represent an interest in               series referenced above. This supplement
or obligation of                       does not contain complete information
CWABS, Inc.,                           about the offering of the Class 1-A-24
Countrywide Home                       certificates. Additional information
Loans, Inc.,                           is contained in the prospectus
Countrywide Home                       supplement dated June 24, 2002,
Loans Servicing LP or                  prepared in connection with the
any of their affiliates.               offering of the offered certificates
                                       of the series referenced above and in
This supplement may be                 the prospectus of the depositor dated
used to offer and sell the             June 24, 2002. You are urged to read
offered certificates only              this supplement, the prospectus
if accompanied by the                  supplement and the prospectus in full.
prospectus supplement
and the prospectus.                 o  As of June 25, 2003, the class
                                       certificate balance of the Class 1-A-24
                                       certificates was approximately
                                       $29,898,000.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-24 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 14, 2003

                               THE MORTGAGE POOL

         As of June 1, 2003 (the "Reference Date"), loan group 1 included approximately 1,033 Mortgage Loans having an aggregate Stated Principal Balance of approximately $421,223,316, loan group 2 included approximately 201 Mortgage Loans having an aggregate Stated Principal Balance of approximately $82,431,622 and loan group 3 included approximately 158 Mortgage Loans having an aggregate Stated Principal Balance of approximately $71,525,119.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                       As of June 1, 2003
                                                                           -----------------------------------------------
                                                                            Loan Group 1    Loan Group 2    Loan Group 3
Total Number of Mortgage Loans.........................................         1,033          201             158
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................          0.97%          0.50%           0.63%
         60-90 days....................................................          0.19%          0.00%           0.00%
         91 days or more (excluding pending foreclosures)..............          0.29%          0.00%           0.00%
                                                                                 -----          -----           -----
         Total Delinquencies...........................................          1.45%          0.50%           0.63%
                                                                                 =====          =====           =====
Foreclosures Pending...................................................          0.48%          0.00%           0.00%
                                                                                 -----          -----           -----
Total Delinquencies and foreclosures pending...........................          1.93%          0.50%           0.63%
                                                                                 =====          =====           =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in
Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $38.782 billion at March 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                At February 28(29),                    At December 31,         At March 31,
                                      ----------------------------------------     -----------------------     ------------
                                         1999           2000           2001           2001          2002           2003
                                      ----------     ----------     ----------     ----------    ---------     ------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days.....................     1.03%          1.36%          1.61%          1.89%          2.11%         1.89%
     60-89 days.....................     0.18           0.22           0.28           0.39           0.53          0.47
     90 days or more (excluding
        pending foreclosures).......     0.12           0.16           0.14           0.23           0.35          0.54
                                      ----------     ----------     ----------     ----------    ----------    ------------
         Total of delinquencies.....     1.32%          1.75%          2.03%          2.51%          2.99%         2.91%
                                      ==========     ==========     ==========     ==========    ==========    ============
Foreclosures pending................     0.14%          0.16%          0.27%          0.31%          0.31%         0.50%
                                      ==========     ==========     ==========     ==========    ==========    ============

Total delinquencies and
    foreclosures pending............     1.46%          1.91%          2.30%          2.82%          3.31%         3.41%
                                      ==========     ==========     ==========     ==========    ==========    ============


Net Gains/(Losses) on liquidated
    loans(1)........................$(2,882,524)    $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(3,015,435)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2).......    (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.032)%      (0.008)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1).....................    (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.033)%      (0.008)%

----------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                 DESCRIPTION OF THE CLASS 1-A-24 CERTIFICATES

         The Class 1-A-24 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

         As of June 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-24 Certificates was approximately $29,898,000, evidencing a beneficial ownership interest of approximately 5.20% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $394,192,096 and evidenced in the aggregate a beneficial ownership interest of approximately 68.53% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $77,439,616 and evidenced in the aggregate a beneficial ownership interest of approximately 13.46% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $67,014,059 and evidenced in the aggregate a beneficial ownership interest of approximately 11.65% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $36,536,299 and evidenced in the aggregate a beneficial ownership interest of approximately 6.35% in the Trust Fund. For additional information with respect to the Class 1-A-24 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The June 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 1-A-24 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-24 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-24 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-24 Certificates is July 17, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% of the Prepayment Assumption assumes prepayment rates will be 0.55% per annum in month one, 1.10% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-24 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                             Percentage of the
                                           Prepayment Assumption
                                     --------------------------------
Distribution Date                    0%    100%   275%   400%    500%
-----------------                    ---   -----  -----  -----   ----
Initial.........................     100   100    100    100     100
June 2004.......................     100   100    100    100     100
June 2005.......................     100   100    100    99      44
June 2006.......................     100   100    73     0       0
June 2007.......................     100   100    0      0       0
June 2008.......................     100   100    0      0       0
June 2009.......................     100   95     0      0       0
June 2010.......................     100   59     0      0       0
June 2011.......................     100   27     0      0       0
June 2012.......................     100   0      0      0       0
June 2013.......................     93    0      0      0       0
June 2014.......................     79    0      0      0       0
June 2015.......................     65    0      0      0       0
June 2016.......................     49    0      0      0       0
June 2017.......................     32    0      0      0       0
June 2018.......................     14    0      0      0       0
June 2019.......................     0     0      0      0       0
Weighted Average Life (in years)**   12.9  7.4    3.3    2.5     2.0
--------------------------
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,805,159, $300,000 and $6,464,331, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-24 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 1-A-24 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-24 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

         The Class 1-A-24 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-24 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)
Total Number of Loans                                1,033
Aggregate Principal Balance                      $421,223,316
Average Principal                                  $407,767                          $49,628 to $1,472,894
Weighted Average Mortgage Rate                      6.991%                              6.000% to 8.500%
Net Weighted Average Mortgage Rate                  6.728%                              5.741% to 8.241%
Weghted Average Original Term (months)               315                                   120 to 360
Weighted Average Remaining Term (months)             302                                    82 to 349
Weighted Average Combined Loan-to-Value Ratio       72.40%                              17.82% to 95.00%

                                                   MORTGAGE RATES

Mortgage                                 Number of             Aggregate         Percentage of Mortgage
Rate (%)                               Mortgage Loans      Principal Balance     Loans in Loan Group 1
-------------------------------------------------------------------------------------------------------
6.000                                        3                    $932,224                0.22        %
6.125                                        1                    $121,488                0.03
6.250                                        2                    $988,746                0.23
6.375                                        3                  $1,194,494                0.28
6.500                                       20                  $9,571,781                2.27
6.625                                       53                 $21,603,212                5.13
6.750                                      139                 $57,710,317               13.70
6.875                                      292                $118,449,498               28.12
7.000                                      198                 $79,160,727               18.79
7.125                                      121                 $47,969,587               11.39
7.250                                       88                 $36,292,457                8.62
7.375                                       51                 $21,932,950                5.21
7.500                                       23                 $10,828,192                2.57
7.625                                       10                  $3,851,314                0.91
7.750                                       13                  $4,665,931                1.11
7.875                                        6                  $2,419,071                0.57
8.000                                        2                    $652,826                0.15
8.125                                        4                  $1,505,733                0.36
8.250                                        1                    $330,504                0.08
8.375                                        2                    $647,760                0.15
8.500                                        1                    $394,501                0.09
-------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316              100.00        %
-------------------------------------------------------------------------------------------------------


                                                 CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES

Range of Mortgage                         Number of             Aggregate         Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                          21                 $1,745,545                0.41        %
$100,000.01 - $200,000.00                    20                 $2,937,961                0.70
$200,000.01 - $300,000.00                    31                 $8,296,854                1.97
$300,000.01 - $400,000.00                   546               $192,571,292               45.72
$400,000.01 - $500,000.00                   229               $102,295,574               24.29
$500,000.01 - $600,000.00                   116                $62,715,390               14.89
$600,000.01 - $700,000.00                    48                $30,431,226                7.22
$700,000.01 - $800,000.00                     9                 $6,798,673                1.61
$800,000.01 - $900,000.00                     3                 $2,633,722                0.63
$900,000.01 - $1,000,000.00                   7                 $6,861,199                1.63
$1,000,000.01 - $1,500,000.0                  3                 $3,935,880                0.93
-------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
-------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                          Number of             Aggregate         Percentage of Mortgage
Type of Program                         Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
Full/Alternative                            717               $302,798,628                71.89       %
Reduced                                     259               $104,620,659                24.84
Streamlined                                  44                 $9,273,091                 2.20
CLUES Plus                                   13                 $4,530,937                 1.08
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN TO VALUE RATIOS

Range of Original                         Number of             Aggregate         Percentage of Mortgage
Loan-to-Value Ratios                    Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
50.00 or below                               67                $27,542,005                 6.54       %
50.01 - 55.00                                26                $11,790,560                 2.80
55.01 - 60.00                                53                $22,497,444                 5.34
60.01 - 65.00                                77                $30,797,320                 7.31
65.01 - 70.00                               112                $47,677,047                11.32
70.01 - 75.00                               153                $63,449,883                15.06
75.01 - 79.99                               153                $63,564,880                15.09
80.00 - 80.00                               316               $123,918,053                29.42
80.01 - 85.00                                11                 $4,658,169                 1.11
85.01 - 90.00                                42                $16,818,359                 3.99
90.01 - 95.00                                23                 $8,509,595                 2.02
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------


                                      STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
State                                   Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
New York                                     53                $21,458,634                  5.09      %
Virginia                                     53                $20,068,452                  4.76
Maryland                                     41                $16,437,091                  3.90
New Jersey                                   33                $14,812,093                  3.52
Illinois                                     30                $13,934,192                  3.31
Texas                                        29                $11,184,217                  2.66
Massachusetts                                24                $10,375,306                  2.46
Other (less than 2%)                        173                $69,490,817                 16.48
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316                100.00      %
--------------------------------------------------------------------------------------------------------


                                                 PURPOSE OF MORTGAGE LOANS

                                          Number of             Aggregate         Percentage of Mortgage
Loan Purpose                            Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
Purchase                                    437               $176,468,185                41.89       %
Refinance (rate/term)                       391               $160,285,038                38.05
Refinnace (cash-out)                        205                $84,470,092                20.05
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------


                                               TYPES OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
Property Type                           Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
Single Family                               733               $299,520,204                71.11        %
Planned Unit Development                    238                $96,345,396                22.87
Low-rise Condominium                         41                $15,459,780                 3.67
2-4 Family                                   19                 $9,181,810                 2.18
Hi-rise Condominium                           2                   $716,125                 0.17
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 OCCUPANCY TYPES

                                          Number of             Aggregate         Percentage of Mortgage
Occupancy Type                          Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
Primary Residence                         1,009               $411,187,470                97.62       %
Second Residence                             19                 $7,777,421                 1.85
Investor Property                             5                 $2,258,425                 0.54
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------


                                              REMAINING TERMS TO MATURITY

Remaining Terms to Maturity               Number of             Aggregate         Percentage of Mortgage
(Months)                                Mortgage Loans      Principal Balance     Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------
349                                         131                $52,852,030                12.55       %
348                                         189                $75,848,713                18.01
347                                          82                $31,708,907                 7.53
346                                         138                $57,280,771                13.60
345                                          40                $15,816,477                 3.75
344                                          23                 $9,061,892                 2.15
343                                          36                $15,687,366                 3.72
342                                          24                $10,605,259                 2.52
341                                          20                 $7,931,538                 1.88
340                                          10                 $3,994,569                 0.95
339                                          10                 $4,261,762                 1.01
338                                           9                 $3,582,081                 0.85
337                                           9                 $3,237,176                 0.77
336                                           5                 $1,616,628                 0.38
335                                           6                 $2,538,613                 0.60
334                                           7                 $2,851,693                 0.68
333                                           6                 $2,344,517                 0.56
332                                           1                   $332,903                 0.08
331                                           4                 $1,305,682                 0.31
330                                           6                 $2,829,632                 0.67
329                                           2                   $699,599                 0.17
328                                           1                   $310,440                 0.07
327                                           2                   $516,746                 0.12
326                                           1                   $503,361                 0.12
325                                           3                   $305,113                 0.07
324                                           1                   $355,702                 0.08
322                                           1                   $330,504                 0.08
320                                           1                   $502,931                 0.12
319                                           2                   $821,455                 0.20
315                                           1                   $557,031                 0.13
302                                           1                   $444,073                 0.11
301                                           1                   $305,682                 0.07
298                                           1                   $557,052                 0.13
292                                           1                   $374,067                 0.09
289                                           1                   $121,611                 0.03
271                                           1                   $376,515                 0.09
236                                           2                   $919,172                 0.22
235                                           7                 $2,590,358                 0.61
234                                           2                   $787,297                 0.19
233                                           1                   $317,731                 0.08
229                                           1                   $341,693                 0.08
223                                           1                   $488,113                 0.12
218                                           1                   $427,907                 0.10
187                                           1                   $369,288                 0.09
178                                           5                 $2,291,730                 0.54
177                                         148                $63,294,004                15.03
176                                          42                $17,097,464                 4.06
175                                          18                 $8,674,130                 2.06
174                                           6                 $2,844,982                 0.68
173                                           2                   $642,701                 0.15
172                                           3                 $1,351,980                 0.32
171                                           3                 $1,243,086                 0.30
170                                           2                   $853,631                 0.20
168                                           1                   $345,283                 0.08
165                                           1                   $297,430                 0.07
163                                           1                   $371,957                 0.09
155                                           1                   $559,304                 0.13
143                                           1                   $260,471                 0.06
136                                           1                   $248,137                 0.06
119                                           2                   $880,818                 0.21
118                                           1                   $289,830                 0.07
116                                           1                   $345,981                 0.08
82                                            1                   $318,749                 0.08
--------------------------------------------------------------------------------------------------------
Total                                     1,033               $421,223,316               100.00       %
--------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 2
(As of Reference Date)
Total Number of Loans                                201
Aggregate Principal Balance                      $82,431,622
Average Principal                                 $410,108                           $12,221 to $1,036,456
Weighted Average Mortgage Rate                     6.594%                               6.125% to 8.125%
Net Weighted Average Mortgage Rate                 6.335%                               5.866% to 7.866%
Weghted Average Original Term (months)               311                                   120 to 360
Weighted Average Remaining Term (months)             273                                     5 to 324
Weighted Average Combined Loan-to-Value Ratio      70.43%                               21.75% to 95.00%

                                                   MORTGAGE RATES

Mortgage                                 Number of             Aggregate         Percentage of Mortgage
Rate (%)                               Mortgage Loans      Principal Balance     Loans in Loan Group 2
-------------------------------------------------------------------------------------------------------
6.125                                         6                 $2,514,972                 3.05       %
6.250                                        24                 $9,782,914                11.87
6.375                                        24                 $9,586,117                11.63
6.500                                        49                $19,187,251                23.28
6.625                                        40                $17,449,051                21.17
6.750                                        23                 $9,313,670                11.30
6.875                                        13                 $6,021,589                 7.30
7.000                                        11                 $4,281,274                 5.19
7.125                                         4                 $1,671,539                 2.03
7.250                                         4                 $1,570,269                 1.90
7.375                                         2                   $666,615                 0.81
8.125                                         1                   $386,361                 0.47
-------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00      %
-------------------------------------------------------------------------------------------------------


                                                 CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES

Range of Mortgage                         Number of             Aggregate         Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                            1                   $12,221                 0.01       %
$200,000.01 - $300,000.00                      9                $2,638,457                 3.20
$300,000.01 - $400,000.00                    113               $39,587,794                48.03
$400,000.01 - $500,000.00                     48               $21,447,960                26.02
$500,000.01 - $600,000.00                     17                $9,423,235                11.43
$600,000.01 - $700,000.00                      9                $5,594,221                 6.79
$800,000.01 - $900,000.00                      1                  $840,223                 1.02
$900,000.01 - $1,000,000.00                    2                $1,851,056                 2.25
$1,000,000.01 - $1,500,000.0                   1                $1,036,456                 1.26
--------------------------------------------------------------------------------------------------------
Total                                        201               $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                          Number of             Aggregate         Percentage of Mortgage
Type of Program                         Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
Reduced                                     121                $48,069,918                58.31       %
Full/Alternative                             66                $28,903,948                35.06
CLUES Plus                                    7                 $2,671,651                 3.24
No Income/No Asset                            3                 $1,160,579                 1.41
Streamlined                                   2                   $875,019                 1.06
Stated Income/Stated Asset                    2                   $750,507                 0.91
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN TO VALUE RATIOS

Range of Original                         Number of             Aggregate         Percentage of Mortgage
Loan-to-Value Ratios                    Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
50.00 or below                               16                 $6,919,817                 8.39       %
50.01 - 55.00                                 7                 $3,323,836                 4.03
55.01 - 60.00                                17                 $7,183,907                 8.71
60.01 - 65.00                                12                 $4,761,768                 5.78
65.01 - 70.00                                15                 $6,140,429                 7.45
70.01 - 75.00                                34                $13,355,286                16.20
75.01 - 79.99                                31                $12,548,982                15.22
80.00 - 80.00                                62                $25,787,586                31.28
80.01 - 85.00                                 1                   $480,998                 0.58
85.01 - 90.00                                 5                 $1,528,188                 1.85
90.01 - 95.00                                 1                   $400,825                 0.49
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                      STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
State                                   Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
California                                   88                $36,598,612                44.40       %
New York                                     18                 $7,434,305                 9.02
New Jersey                                   10                 $4,153,698                 5.04
Maryland                                      8                 $3,309,191                 4.01
Illinois                                      8                 $3,000,823                 3.64
Florida                                       6                 $2,826,630                 3.43
Massachusetts                                 6                 $2,327,361                 2.82
Colorado                                      6                 $2,210,264                 2.68
Texas                                         6                 $2,046,538                 2.48
Utah                                          4                 $1,768,215                 2.15
Virginia                                      5                 $1,645,371                 2.00
Other (less than 2%)                         36                $15,110,615                18.36
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 PURPOSE OF MORTGAGE LOANS

                                          Number of             Aggregate         Percentage of Mortgage
Loan Purpose                            Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
Purchase                                     88                $35,100,739                42.58       %
Refinance (rate/term)                        76                $32,505,220                39.43
Refinance (cash-out)                         37                $14,825,663                17.99
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                               TYPES OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
Property Type                           Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
Single Family                               148                $61,655,877                74.80       %
Planned Unit Development                     45                $17,816,248                21.61
Low-rise Condominium                          8                 $2,959,497                 3.59
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 OCCUPANCY TYPES

                                          Number of             Aggregate         Percentage of Mortgage
Occupancy Type                          Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
Primary Residence                           192                $79,198,400                96.08       %
Second Residence                              8                 $2,801,365                 3.40
Investor Property                             1                   $431,857                 0.52
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------


                                              REMAINING TERMS TO MATURITY

Remaining Terms to Maturity               Number of             Aggregate         Percentage of Mortgage
(Months)                                Mortgage Loans      Principal Balance     Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------
324                                           6                 $2,932,277                 3.56       %
323                                           9                 $3,368,998                 4.09
322                                           4                 $1,785,344                 2.17
321                                           6                 $2,276,399                 2.76
320                                          18                 $7,840,701                 9.51
319                                           9                 $4,165,195                 5.05
318                                           4                 $1,329,116                 1.61
317                                           4                 $1,554,378                 1.89
316                                          12                 $5,152,849                 6.25
315                                          17                 $6,446,348                 7.82
314                                           9                 $3,952,284                 4.79
313                                           3                 $1,060,845                 1.29
312                                           9                 $4,097,284                 4.97
311                                           4                 $1,526,007                 1.85
310                                           2                   $729,412                 0.88
309                                           3                 $1,049,161                 1.27
308                                           1                   $484,769                 0.59
307                                           3                 $1,226,667                 1.49
306                                           1                   $387,713                 0.47
304                                           1                   $379,323                 0.46
303                                           1                   $439,980                 0.53
301                                           2                   $900,503                 1.09
300                                           5                 $1,590,720                 1.93
298                                           1                   $430,135                 0.52
295                                           1                   $349,899                 0.42
291                                           2                   $988,805                 1.20
290                                           1                   $371,184                 0.45
282                                           2                   $725,862                 0.88
277                                           1                   $591,526                 0.72
269                                           1                   $467,474                 0.57
262                                           1                   $379,697                 0.46
250                                           1                   $537,211                 0.65
237                                           1                   $368,283                 0.45
221                                           1                   $921,294                 1.12
219                                           1                   $419,634                 0.51
201                                           1                   $455,118                 0.55
179                                           1                   $291,643                 0.35
169                                           7                 $2,427,140                 2.94
168                                           8                 $3,906,674                 4.74
167                                          18                 $6,972,178                 8.46
166                                          11                 $4,315,279                 5.23
164                                           1                   $395,592                 0.48
162                                           1                   $424,497                 0.51
161                                           1                   $340,156                 0.41
148                                           1                   $339,182                 0.41
135                                           1                   $416,615                 0.51
114                                           2                   $908,051                 1.10
5                                             1                    $12,221                 0.01
--------------------------------------------------------------------------------------------------------
Total                                       201                $82,431,622               100.00       %
--------------------------------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 3
(As of Reference Date)
Total Number of Loans                                158
Aggregate Principal Balance                      $71,525,119
Average Principal                                  $452,691                          $185,174 to $4,402,579
Weighted Average Mortgage Rate                      6.664%                              6.000% to 7.500%
Net Weighted Average Mortgage Rate                  6.405%                              5.741% to 7.241%
Weghted Average Original Term (months)               309                                   180 to 360
Weighted Average Remaining Term (months)             269                                    75 to 324
Weighted Average Combined Loan-to-Value Ratio       70.93%                              25.76% to 95.00%

                                                   MORTGAGE RATES

Mortgage                                 Number of             Aggregate         Percentage of Mortgage
Rate (%)                               Mortgage Loans      Principal Balance     Loans in Loan Group 3
-------------------------------------------------------------------------------------------------------
6.000                                         1                   $362,011                 0.51       %
6.250                                         4                 $1,717,354                 2.40
6.375                                        36                $16,237,681                22.70
6.500                                        33                $13,457,230                18.81
6.625                                        24                 $9,991,292                13.97
6.750                                        22                 $9,551,984                13.35
6.875                                        19                $11,957,267                16.72
7.000                                         6                 $2,925,713                 4.09
7.125                                         1                   $325,858                 0.46
7.250                                         4                 $1,588,824                 2.22
7.375                                         1                   $331,310                 0.46
7.500                                         7                 $3,078,593                 4.30
-------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
-------------------------------------------------------------------------------------------------------


                                                 CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES

Range of Mortgage                         Number of             Aggregate         Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
$100,000.01 - $200,000.00                     1                   $185,174                 0.26       %
$200,000.01 - $300,000.00                     8                 $2,321,315                 3.25
$300,000.01 - $400,000.00                    69                $24,124,341                33.73
$400,000.01 - $500,000.00                    44                $19,548,761                27.33
$500,000.01 - $600,000.00                    20                $10,841,945                15.16
$600,000.01 - $700,000.00                    11                 $6,855,887                 9.59
$700,000.01 - $800,000.00                     2                 $1,493,615                 2.09
$800,000.01 - $900,000.00                     2                 $1,751,501                 2.45
Greater than $4,000,000.00                    1                 $4,402,579                 6.16
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 DOCUMENTATION PROGRAM

                                          Number of             Aggregate         Percentage of Mortgage
Type of Program                         Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
Full/Alternative                             66                $33,569,882                46.93       %
Reduced                                      81                $33,472,469                46.80
No Income/No Asset                            4                 $1,628,214                 2.28
CLUES Plus                                    3                 $1,330,470                 1.86
Streamlined                                   3                 $1,192,774                 1.67
Stated Income/Stated Asset                    1                   $331,310                 0.46
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN TO VALUE RATIOS

Range of Original                         Number of             Aggregate         Percentage of Mortgage
Loan-to-Value Ratios                    Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
50.00 or below                               10                 $3,882,835                 5.43       %
50.01 - 55.00                                14                 $9,264,422                12.95
55.01 - 60.00                                 5                 $2,293,894                 3.21
60.01 - 65.00                                17                 $7,897,645                11.04
65.01 - 70.00                                13                 $5,869,283                 8.21
70.01 - 75.00                                19                 $7,301,007                10.21
75.01 - 79.99                                21                 $8,900,109                12.44
80.00 - 80.00                                45                $19,909,751                27.84
80.01 - 85.00                                 1                   $455,571                 0.64
85.01 - 90.00                                 6                 $2,947,084                 4.12
90.01 - 95.00                                 7                 $2,803,517                 3.92
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                      STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
State                                   Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
California                                   79                $37,997,619                53.12       %
Virginia                                     12                 $5,053,808                 7.07
New York                                     10                 $4,354,434                 6.09
New Jersey                                    6                 $2,578,570                 3.61
Massachusetts                                 6                 $2,218,842                 3.10
Georgia                                       5                 $2,018,582                 2.82
Colorado                                      4                 $1,997,128                 2.79
Maryland                                      4                 $1,788,218                 2.50
Nevada                                        3                 $1,534,835                 2.15
Florida                                       4                 $1,445,823                 2.02
Other (less than 2%)                         25                $10,537,262                14.73
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 PURPOSE OF MORTGAGE LOANS

                                          Number of             Aggregate         Percentage of Mortgage
Loan Purpose                            Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
Purchase                                     68                $30,717,797                42.95       %
Refinance (rate/term)                        59                $24,250,810                33.91
Refinance (cash-out)                         31                $16,556,511                23.15
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                               TYPES OF MORTGAGED PROPERTIES

                                          Number of             Aggregate         Percentage of Mortgage
Property Type                           Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
Single Family                               116                $48,534,264                67.86       %
Planned Unit Development                     37                $20,604,757                28.81
Low-rise Condominium                          3                 $1,293,377                 1.81
2-4 Family                                    2                 $1,092,720                 1.53
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                                 OCCUPANCY TYPES

                                          Number of             Aggregate         Percentage of Mortgage
Occupancy Type                          Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
Primary Residence                           156                $70,837,339                99.04       %
Second Residence                              2                   $687,780                 0.96
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------


                                              REMAINING TERMS TO MATURITY

Remaining Terms to Maturity               Number of             Aggregate         Percentage of Mortgage
(Months)                                Mortgage Loans      Principal Balance     Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------
324                                           5                 $2,287,269                 3.20       %
323                                           6                 $2,286,211                 3.20
322                                           2                   $840,998                 1.18
321                                           1                   $480,428                 0.67
320                                           8                 $3,656,702                 5.11
319                                           4                 $1,803,097                 2.52
318                                           3                 $1,580,601                 2.21
317                                           7                 $2,751,049                 3.85
316                                           9                 $4,524,366                 6.33
315                                          10                 $4,068,703                 5.69
314                                          11                 $4,994,037                 6.98
313                                           7                 $3,006,094                 4.20
312                                           2                   $909,464                 1.27
311                                           2                   $655,317                 0.92
310                                           6                 $2,511,128                 3.51
309                                           4                 $1,785,512                 2.50
308                                           3                 $1,380,802                 1.93
307                                           3                 $1,522,767                 2.13
306                                           1                   $459,913                 0.64
304                                           3                 $1,118,047                 1.56
301                                           1                   $494,356                 0.69
299                                           5                 $2,046,533                 2.86
298                                           2                 $1,001,508                 1.40
297                                           1                   $299,451                 0.42
296                                           1                   $280,585                 0.39
294                                           1                   $406,373                 0.57
293                                           1                   $308,005                 0.43
292                                           1                   $520,022                 0.73
288                                           2                   $633,885                 0.89
272                                           1                   $309,422                 0.43
271                                           1                   $306,780                 0.43
270                                           1                   $306,793                 0.43
263                                           1                   $356,380                 0.50
262                                           1                   $387,783                 0.54
260                                           1                   $331,310                 0.46
226                                           1                   $268,914                 0.38
218                                           1                   $432,709                 0.60
180                                           1                   $300,437                 0.42
169                                          10                 $4,355,697                 6.09
168                                           9                 $4,183,525                 5.85
167                                           6                 $6,637,681                 9.28
166                                           8                 $3,639,910                 5.09
163                                           1                   $301,058                 0.42
160                                           1                   $314,982                 0.44
146                                           1                   $293,343                 0.41
75                                            1                   $185,174                 0.26
--------------------------------------------------------------------------------------------------------
Total                                       158                $71,525,119               100.00       %
--------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312
                                                Certificateholder Monthly Distribution Summary

                                             Certificate                     Pass
                             Class           Rate           Beginning        Through      Principal
Class          Cusip         Description     Type           Balance          Rate (%)     Distribution
---------------------------------------------------------------------------------------------------------
1A1            12669CH94     Senior          Fix-30/360     78,034,055.90    5.250000    12,972,979.57
1A2            12669CJ27     Senior          Var-30/360     58,556,576.95    1.720000     9,734,894.18
1A3            12669CJ35     Strip IO        Var-30/360     58,556,576.95    6.780000             0.00
1A4            12669CJ43     Senior          Fix-30/360              0.00    6.250000             0.00
1A5            12669CJ50     Strip IO        Fix-30/360              0.00    6.500000             0.00
1A6            12669CJ68     Senior          Fix-30/360              0.00    7.000000             0.00
1A7            12669CJ76     Senior          Fix-30/360              0.00    7.000000             0.00
1A8            12669CJ84     Senior          Fix-30/360              0.00    7.000000             0.00
1A9            12669CJ92     Senior          Fix-30/360              0.00    7.000000             0.00
1A10           12669CK25     Senior          Fix-30/360              0.00    7.000000             0.00
1A11           12669CK33     Senior          Fix-30/360              0.00    7.000000             0.00
1A12           12669CK41     Senior          Fix-30/360              0.00    7.000000             0.00
1A13           12669CK58     Senior          Fix-30/360      7,586,467.49    5.250000     2,602,851.16
1A14           12669CK66     Senior          Fix-30/360      8,070,000.00    5.250000             0.00
1A15           12669CK74     Senior          Fix-30/360     13,000,000.00    6.500000             0.00
1A16           12669CK82     Senior          Var-30/360              0.00    2.820000             0.00
1A17           12669CK90     Senior          Var-30/360              0.00   15.540000             0.00
1A18           12669CL24     Senior          Fix-30/360      6,272,742.04    5.750000     1,965,779.98
1A19           12669CL32     Senior          Fix-30/360      4,480,530.03    6.000000     1,404,128.56
1A20           12669CL40     Senior          Fix-30/360     71,240,427.41    6.500000    22,325,644.06
1A21           12669CL57     Senior          Var-30/360      3,472,410.77    1.870000     1,088,199.63
1A22           12669CL65     Strip IO        Var-30/360      3,472,410.77    6.630000             0.00
1A23           12669CL73     Senior          Fix-30/360     27,663,342.57    6.500000       172,429.07
1A24           12669CL81     Senior          Fix-30/360     29,898,000.00    6.500000             0.00
1A25           12669CL99     Senior          Fix-30/360     31,454,617.54    6.500000             0.00
1A26           12669CM23     Senior          Fix-30/360        382,039.89    6.500000             0.00
1A27           12669CM31     Senior          Fix-30/360    105,000,000.00    6.500000             0.00
1X             12669CM49     Strip IO        Fix-30/360    369,224,578.75    0.315051             0.00
2A1            12669CM56     Senior          Fix-30/360     89,045,434.12    6.000000    11,676,660.65
2X             12669CM64     Strip IO        Fix-30/360     79,350,237.31    0.397285             0.00
3A1            12669CM72     Senior          Fix-30/360     74,315,052.99    6.000000     7,319,196.36
3X             12669CM80     Strip IO        Fix-30/360     75,514,638.36    0.415714             0.00
PO                                                           1,370,162.31    0.000000       105,755.31
PO-1           12669CM98     Strip PO        Fix-30/360      1,254,300.91    0.000000        78,938.83
PO-2           12669CM98     Strip PO        Fix-30/360         95,696.57    0.000000        24,854.50
PO-3           12669CM98     Strip PO        Fix-30/360         20,164.83    0.000000         1,961.98
AR             12669CN22     Senior          Fix-30/360              0.00    6.500000             0.00
---------------------------------------------------------------------------------------------------------
M              12669CN30     Junior          Fix-30/360     16,888,277.09    6.369683        26,282.33
B1             12669CN48     Junior          Fix-30/360      7,740,546.38    6.369683        12,046.20
B2             12669CN55     Junior          Fix-30/360      4,221,848.00    6.369683         6,570.24
B3             12669CQ94     Junior          Fix-30/360      2,814,565.33    6.369683         4,380.16
B4             12669CR28     Junior          Fix-30/360      2,814,565.33    6.369683         4,380.16
B5             12669CR36     Junior          Fix-30/360      2,111,429.07    6.369683         1,273.34
---------------------------------------------------------------------------------------------------------


                                                Current                       Cumulative
                 Interest        Total           Realized       Ending         Realized
Class            Distribution    Distribution    Losses         Balance        Losses
-----------------------------------------------------------------------------------------
1A1              341,360.41      13,314,339.99       0.00    65,061,076.32        0.00
1A2               83,921.61       9,818,815.79       0.00    48,821,682.77        0.00
1A3              330,807.27         330,807.27       0.00    48,821,682.77        0.00
1A4                    0.00               0.00       0.00             0.00        0.00
1A5                    0.00               0.00       0.00             0.00        0.00
1A6                    0.00               0.00       0.00             0.00        0.00
1A7                    0.00               0.00       0.00             0.00        0.00
1A8                    0.00               0.00       0.00             0.00        0.00
1A9                    0.00               0.00       0.00             0.00        0.00
1A10                   0.00               0.00       0.00             0.00        0.00
1A11                   0.00               0.00       0.00             0.00        0.00
1A12                   0.00               0.00       0.00             0.00        0.00
1A13              33,187.04       2,636,038.21       0.00     4,983,616.33        0.00
1A14              35,302.26          35,302.26       0.00     8,070,000.00        0.00
1A15              70,408.71          70,408.71       0.00    13,000,000.00        0.00
1A16                   0.00               0.00       0.00             0.00        0.00
1A17                   0.00               0.00       0.00             0.00        0.00
1A18              30,053.49       1,995,833.47       0.00     4,306,962.06        0.00
1A19              22,400.12       1,426,528.68       0.00     3,076,401.47        0.00
1A20             385,842.04      22,711,486.10       0.00    48,914,783.35        0.00
1A21               5,410.56       1,093,610.19       0.00     2,384,211.14        0.00
1A22              19,182.90          19,182.90       0.00     2,384,211.14        0.00
1A23             149,826.17         322,255.24       0.00    27,490,913.50        0.00
1A24             161,929.20         161,929.20       0.00    29,898,000.00        0.00
1A25                   0.00               0.00       0.00    31,624,977.47        0.00
1A26                   0.00               0.00       0.00       384,109.04        0.00
1A27             568,685.73         568,685.73       0.00   105,000,000.00        0.00
1X                96,920.75          96,920.75       0.00   329,101,052.32        0.00
2A1              445,227.17      12,121,887.82       0.00    77,368,773.47        0.00
2X                26,270.53          26,270.53       0.00    70,133,736.26        0.00
3A1              371,575.26       7,690,771.62       0.00    66,995,856.63        0.00
3X                26,160.43          26,160.43       0.00    69,445,753.32        0.00
PO                     0.00         105,755.31       0.00     1,264,407.01        0.00
PO-1                   0.00          78,938.83       0.00     1,175,362.08        0.00
PO-2                   0.00          24,854.50       0.00        70,842.08        0.00
PO-3                   0.00           1,961.98       0.00        18,202.85        0.00
AR                     0.00               0.00       0.00             0.00        0.00
-----------------------------------------------------------------------------------------
M                 89,636.49         115,918.83       0.00    16,861,994.75        0.00
B1                41,083.85          53,130.05       0.00     7,728,500.18        0.00
B2                22,407.95          28,978.19       0.00     4,215,277.76        0.00
B3                14,938.63          19,318.79       0.00     2,810,185.17        0.00
B4                14,938.63          19,318.79       0.00     2,810,185.17        0.00
B5                11,206.66          12,480.00       0.00     2,110,155.73        0.00

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312

---------------------------------------------------------------------------------------------------------
Totals                                                     646,433,091.21                71,423,450.96
---------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals         3,398,683.86      74,822,134.85       0.00   575,182,069.32        0.00
-----------------------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312

                                                        Principal Distribution Detail

                               Original          Beginning       Scheduled                        Unscheduled
                               Certificate       Certificate     Principal        Accretion       Principal
Class          Cusip           Balance           Balance         Distribution     Principal       Adjustments
-------------------------------------------------------------------------------------------------------------------
1A1            12669CH94      114,984,154.00    78,034,055.90   12,972,979.57             0.00            0.00
1A2            12669CJ27       86,283,846.00    58,556,576.95    9,734,894.18             0.00            0.00
1A3            12669CJ35       86,283,846.00    58,556,576.95            0.00             0.00            0.00
1A4            12669CJ43       75,000,000.00             0.00            0.00             0.00            0.00
1A5            12669CJ50        2,884,615.00             0.00            0.00             0.00            0.00
1A6            12669CJ68        7,300,000.00             0.00            0.00             0.00            0.00
1A7            12669CJ76       13,500,000.00             0.00            0.00             0.00            0.00
1A8            12669CJ84       16,200,000.00             0.00            0.00             0.00            0.00
1A9            12669CJ92       19,086,000.00             0.00            0.00             0.00            0.00
1A10           12669CK25        3,200,000.00             0.00            0.00             0.00            0.00
1A11           12669CK33        4,045,000.00             0.00            0.00             0.00            0.00
1A12           12669CK41        3,000,000.00             0.00            0.00             0.00            0.00
1A13           12669CK58       15,000,000.00     7,586,467.49    2,602,851.16             0.00            0.00
1A14           12669CK66        8,070,000.00     8,070,000.00            0.00             0.00            0.00
1A15           12669CK74       13,000,000.00    13,000,000.00            0.00             0.00            0.00
1A16           12669CK82       49,748,250.00             0.00            0.00             0.00            0.00
1A17           12669CK90       16,582,750.00             0.00            0.00             0.00            0.00
1A18           12669CL24       28,000,000.00     6,272,742.04    1,965,779.98             0.00            0.00
1A19           12669CL32       20,000,000.00     4,480,530.03    1,404,128.56             0.00            0.00
1A20           12669CL40      318,000,000.00    71,240,427.41   22,325,644.06             0.00            0.00
1A21           12669CL57       15,500,000.00     3,472,410.77    1,088,199.63             0.00            0.00
1A22           12669CL65       15,500,000.00     3,472,410.77            0.00             0.00            0.00
1A23           12669CL73       29,500,000.00    27,663,342.57      172,429.07             0.00            0.00
1A24           12669CL81       29,898,000.00    29,898,000.00            0.00             0.00            0.00
1A25           12669CL99       29,640,000.00    31,454,617.54            0.00       170,359.92            0.00
1A26           12669CM23          360,000.00       382,039.89            0.00         2,069.15            0.00
1A27           12669CM31      105,000,000.00   105,000,000.00            0.00             0.00            0.00
1X             12669CM49      866,383,509.32   369,224,578.75            0.00             0.00            0.00
2A1            12669CM56      194,627,000.00    89,045,434.12   11,676,660.65             0.00            0.00
2X             12669CM64      177,366,347.25    79,350,237.31            0.00             0.00            0.00
3A1            12669CM72      176,266,000.00    74,315,052.99    7,319,196.36             0.00            0.00
3X             12669CM80      177,443,988.52    75,514,638.36            0.00             0.00            0.00
PO                              2,000,986.67     1,370,162.31      105,755.31             0.00            0.00
PO-1           12669CM98        1,800,927.05     1,254,300.91       78,938.83             0.00            0.00
PO-2           12669CM98          172,561.75        95,696.57       24,854.50             0.00            0.00
PO-3           12669CM98           27,497.87        20,164.83        1,961.98             0.00            0.00
AR             12669CN22              100.00             0.00            0.00             0.00            0.00
-------------------------------------------------------------------------------------------------------------------
M              12669CN30       17,172,900.00    16,888,277.09       26,282.33             0.00            0.00
B1             12669CN48        7,871,000.00     7,740,546.38       12,046.20             0.00            0.00
B2             12669CN55        4,293,000.00     4,221,848.00        6,570.24             0.00            0.00
B3             12669CQ94        2,862,000.00     2,814,565.33        4,380.16             0.00            0.00
B4             12669CR28        2,862,000.00     2,814,565.33        4,380.16             0.00            0.00
B5             12669CR36        2,147,013.33     2,111,429.07        1,273.34             0.00            0.00


                Net              Current         Ending           Ending
                Principal        Realized        Certificate      Certificate
Class           Distribution     Losses          Balance          Factor
-------------------------------------------------------------------------------
1A1             12,972,979.57         0.00       65,061,076.32    0.56582645571
1A2              9,734,894.18         0.00       48,821,682.77    0.56582645571
1A3                      0.00         0.00       48,821,682.77    0.56582645571
1A4                      0.00         0.00                0.00    0.00000000000
1A5                      0.00         0.00                0.00    0.00000000000
1A6                      0.00         0.00                0.00    0.00000000000
1A7                      0.00         0.00                0.00    0.00000000000
1A8                      0.00         0.00                0.00    0.00000000000
1A9                      0.00         0.00                0.00    0.00000000000
1A10                     0.00         0.00                0.00    0.00000000000
1A11                     0.00         0.00                0.00    0.00000000000
1A12                     0.00         0.00                0.00    0.00000000000
1A13             2,602,851.16         0.00        4,983,616.33    0.33224108889
1A14                     0.00         0.00        8,070,000.00    1.00000000000
1A15                     0.00         0.00       13,000,000.00    1.00000000000
1A16                     0.00         0.00                0.00    0.00000000000
1A17                     0.00         0.00                0.00    0.00000000000
1A18             1,965,779.98         0.00        4,306,962.06    0.15382007342
1A19             1,404,128.56         0.00        3,076,401.47    0.15382007342
1A20            22,325,644.06         0.00       48,914,783.35    0.15382007342
1A21             1,088,199.63         0.00        2,384,211.14    0.15382007342
1A22                     0.00         0.00        2,384,211.14    0.15382007342
1A23               172,429.07         0.00       27,490,913.50    0.93189537275
1A24                     0.00         0.00       29,898,000.00    1.00000000000
1A25                     0.00         0.00       31,624,977.47    1.06696955013
1A26                     0.00         0.00          384,109.04    1.06696955013
1A27                     0.00         0.00      105,000,000.00    1.00000000000
1X                       0.00         0.00      329,101,052.32    0.37985609003
2A1             11,676,660.65         0.00       77,368,773.47    0.39752333167
2X                       0.00         0.00       70,133,736.26    0.39541737961
3A1              7,319,196.36         0.00       66,995,856.63    0.38008383143
3X                       0.00         0.00       69,445,753.32    0.39136717958
PO                 105,755.31         0.00        1,264,407.01    0.63189177067
PO-1                78,938.83         0.00        1,175,362.08    0.65264280581
PO-2                24,854.50         0.00           70,842.08    0.41053175627
PO-3                 1,961.98         0.00           18,202.85    0.66197322315
AR                       0.00         0.00                0.00    0.00000000000
-------------------------------------------------------------------------------
M                   26,282.33         0.00       16,861,994.75    0.98189558863
B1                  12,046.20         0.00        7,728,500.18    0.98189558863
B2                   6,570.24         0.00        4,215,277.76    0.98189558863
B3                   4,380.16         0.00        2,810,185.17    0.98189558863
B4                   4,380.16         0.00        2,810,185.17    0.98189558863
B5                   1,273.34         0.00        2,110,155.73    0.98283308080

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312

-------------------------------------------------------------------------------------------------------------------
Totals                      1,668,338,000.00    46,433,091.21   71,423,450.96       172,429.07            0.00
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Totals          71,423,450.96         0.00      575,182,069.32
-------------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312

                                                         Interest Distribution Detail
                     Beginning            Pass            Accrued       Cumulative
                    Certificate         Through           Optimal         Unpaid         Deferred
Class                 Balance           Rate (%)          Interest       Interest        Interest
-----------------------------------------------------------------------------------------------------
1A1                 78,034,055.90         5.250000         341,398.99        0.00           0.00
1A2                 58,556,576.95         1.720000          83,931.09        0.00           0.00
1A3                 58,556,576.95         6.780000         330,844.66        0.00           0.00
1A4                          0.00         6.250000               0.00        0.00           0.00
1A5                          0.00         6.500000               0.00        0.00           0.00
1A6                          0.00         7.000000               0.00        0.00           0.00
1A7                          0.00         7.000000               0.00        0.00           0.00
1A8                          0.00         7.000000               0.00        0.00           0.00
1A9                          0.00         7.000000               0.00        0.00           0.00
1A10                         0.00         7.000000               0.00        0.00           0.00
1A11                         0.00         7.000000               0.00        0.00           0.00
1A12                         0.00         7.000000               0.00        0.00           0.00
1A13                 7,586,467.49         5.250000          33,190.80        0.00           0.00
1A14                 8,070,000.00         5.250000          35,306.25        0.00           0.00
1A15                13,000,000.00         6.500000          70,416.67        0.00           0.00
1A16                         0.00         2.820000               0.00        0.00           0.00
1A17                         0.00        15.540000               0.00        0.00           0.00
1A18                 6,272,742.04         5.750000          30,056.89        0.00           0.00
1A19                 4,480,530.03         6.000000          22,402.65        0.00           0.00
1A20                71,240,427.41         6.500000         385,885.65        0.00           0.00
1A21                 3,472,410.77         1.870000           5,411.17        0.00           0.00
1A22                 3,472,410.77         6.630000          19,185.07        0.00           0.00
1A23                27,663,342.57         6.500000         149,843.11        0.00           0.00
1A24                29,898,000.00         6.500000         161,947.50        0.00           0.00
1A25                31,454,617.54         6.500000              19.25        0.00     170,359.92
1A26                   382,039.89         6.500000               0.23        0.00       2,069.15
1A27               105,000,000.00         6.500000         568,750.00        0.00           0.00
1X                 369,224,578.75         0.315051          96,937.02        0.00           0.00
2A1                 89,045,434.12         6.000000         445,227.17        0.00           0.00
2X                  79,350,237.31         0.397285          26,270.53        0.00           0.00
3A1                 74,315,052.99         6.000000         371,575.26        0.00           0.00
3X                  75,514,638.36         0.415714          26,160.43        0.00           0.00
PO                   1,370,162.31         0.000000               0.00        0.00           0.00
PO-1                 1,254,300.91         0.000000               0.00        0.00           0.00
PO-2                    95,696.57         0.000000               0.00        0.00           0.00
PO-3                    20,164.83         0.000000               0.00        0.00           0.00
AR                           0.00         6.500000               0.00        0.00           0.00
-----------------------------------------------------------------------------------------------------
M                   16,888,277.09         6.369683          89,644.14        0.00           0.00
B1                   7,740,546.38         6.369683          41,087.35        0.00           0.00
B2                   4,221,848.00         6.369683          22,409.86        0.00           0.00
B3                   2,814,565.33         6.369683          14,939.91        0.00           0.00
B4                   2,814,565.33         6.369683          14,939.91        0.00           0.00
B5                   2,111,429.07         6.369683          11,207.61        0.00           0.00


                     Total             Net            Unscheduled
                   Interest         Prepayment          Interest            Interest
Class                 Due         Int Shortfall        Adjustment             Paid
-------------------------------------------------------------------------------------
1A1                 341,398.99          38.58                0.00          341,360.41
1A2                  83,931.09           9.49                0.00           83,921.61
1A3                 330,844.66          37.39                0.00          330,807.27
1A4                       0.00           0.00                0.00                0.00
1A5                       0.00           0.00                0.00                0.00
1A6                       0.00           0.00                0.00                0.00
1A7                       0.00           0.00                0.00                0.00
1A8                       0.00           0.00                0.00                0.00
1A9                       0.00           0.00                0.00                0.00
1A10                      0.00           0.00                0.00                0.00
1A11                      0.00           0.00                0.00                0.00
1A12                      0.00           0.00                0.00                0.00
1A13                 33,190.80           3.75                0.00           33,187.04
1A14                 35,306.25           3.99                0.00           35,302.26
1A15                 70,416.67           7.96                0.00           70,408.71
1A16                      0.00           0.00                0.00                0.00
1A17                      0.00           0.00                0.00                0.00
1A18                 30,056.89           3.40                0.00           30,053.49
1A19                 22,402.65           2.53                0.00           22,400.12
1A20                385,885.65          43.61                0.00          385,842.04
1A21                  5,411.17           0.61                0.00            5,410.56
1A22                 19,185.07           2.17                0.00           19,182.90
1A23                149,843.11          16.93                0.00          149,826.17
1A24                161,947.50          18.30                0.00          161,929.20
1A25                170,379.18          19.25                0.00                0.00
1A26                  2,069.38           0.23                0.00                0.00
1A27                568,750.00          64.27                0.00          568,685.73
1X                   96,937.02          16.27                0.00           96,920.75
2A1                 445,227.17           0.00                0.00          445,227.17
2X                   26,270.53           0.00                0.00           26,270.53
3A1                 371,575.26           0.00                0.00          371,575.26
3X                   26,160.43           0.00                0.00           26,160.43
PO                        0.00           0.00                0.00                0.00
PO-1                      0.00           0.00                0.00                0.00
PO-2                      0.00           0.00                0.00                0.00
PO-3                      0.00           0.00                0.00                0.00
AR                        0.00           0.00                0.00                0.00
-------------------------------------------------------------------------------------
M                    89,644.14           7.64                0.00           89,636.49
B1                   41,087.35           3.50                0.00           41,083.85
B2                   22,409.86           1.91                0.00           22,407.95
B3                   14,939.91           1.27                0.00           14,938.63
B4                   14,939.91           1.27                0.00           14,938.63
B5                   11,207.61           0.96                0.00           11,206.66

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312

-----------------------------------------------------------------------------------------------------
Totals             646,433,091.21                        3,398,989.17        0.00     172,429.07
-----------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
Totals            3,571,418.25         305.28                0.00        3,398,683.86
-------------------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


                                                        Current Payment Information
                                                           Factors per $1,000
                                               Original             Beginning Cert.
                                              Certificate              Notional                Principal
      Class               Cusip                 Balance                 Balance              Distribution
------------------------------------------------------------------------------------------------------------------
       1A1              12669CH94         114,984,154.00              678.650519931            112.824064217
       1A2              12669CJ27          86,283,846.00              678.650519931            112.824064217
       1A3              12669CJ35          86,283,846.00              678.650519931              0.000000000
       1A4              12669CJ43          75,000,000.00                0.000000000              0.000000000
       1A5              12669CJ50           2,884,615.00                0.000000000              0.000000000
       1A6              12669CJ68           7,300,000.00                0.000000000              0.000000000
       1A7              12669CJ76          13,500,000.00                0.000000000              0.000000000
       1A8              12669CJ84          16,200,000.00                0.000000000              0.000000000
       1A9              12669CJ92          19,086,000.00                0.000000000              0.000000000
       1A10             12669CK25           3,200,000.00                0.000000000              0.000000000
       1A11             12669CK33           4,045,000.00                0.000000000              0.000000000
       1A12             12669CK41           3,000,000.00                0.000000000              0.000000000
       1A13             12669CK58          15,000,000.00              505.764499658            173.523410764
       1A14             12669CK66           8,070,000.00            1,000.000000000              0.000000000
       1A15             12669CK74          13,000,000.00            1,000.000000000              0.000000000
       1A16             12669CK82          49,748,250.00                0.000000000              0.000000000
       1A17             12669CK90          16,582,750.00                0.000000000              0.000000000
       1A18             12669CL24          28,000,000.00              224.026501280             70.206427865
       1A19             12669CL32          20,000,000.00              224.026501280             70.206427865
       1A20             12669CL40         318,000,000.00              224.026501280             70.206427865
       1A21             12669CL57          15,500,000.00              224.026501280             70.206427865
       1A22             12669CL65          15,500,000.00              224.026501280              0.000000000
       1A23             12669CL73          29,500,000.00              937.740426063              5.845053311
       1A24             12669CL81          29,898,000.00            1,000.000000000              0.000000000
       1A25             12669CL99          29,640,000.00            1,061.221914372              0.000000000
       1A26             12669CM23             360,000.00            1,061.221914372              0.000000000
       1A27             12669CM31         105,000,000.00            1,000.000000000              0.000000000
        1X              12669CM49         866,383,509.32              426.167597580              0.000000000
       2A1              12669CM56         194,627,000.00              457.518402489             59.995070814
        2X              12669CM64         177,366,347.25              447.380455990              0.000000000
       3A1              12669CM72         176,266,000.00              421.607417130             41.523585699
        3X              12669CM80         177,443,988.52              425.568873817              0.000000000
        PO                                  2,000,986.67              684.743347141             52.851581465
       PO-1             12669CM98           1,800,927.05              696.475136987             43.832331181
       PO-2             12669CM98             172,561.75              554.564226642            144.032470367
       PO-3             12669CM98              27,497.87              733.323480867             71.350257719
        AR              12669CN22                 100.00                0.000000000              0.000000000
------------------------------------------------------------------------------------------------------------------
        M               12669CN30          17,172,900.00              983.426042657              1.530454023
        B1              12669CN48           7,871,000.00              983.426042657              1.530454023
        B2              12669CN55           4,293,000.00              983.426042657              1.530454023
        B3              12669CQ94           2,862,000.00              983.426042657              1.530454023
        B4              12669CR28           2,862,000.00              983.426042657              1.530454023


                                                 Ending Cert.                 Pass
                           Interest                Notional                 Through
      Class              Distribution               Balance                 Rate (%)
-------------------------------------------------------------------------------------
       1A1                 2.968760487            565.826455714              5.250000
       1A2                 0.972622483            565.826455714              1.720000
       1A3                 3.833942115            565.826455714              6.780000
       1A4                 0.000000000              0.000000000              6.250000
       1A5                 0.000000000              0.000000000              6.500000
       1A6                 0.000000000              0.000000000              7.000000
       1A7                 0.000000000              0.000000000              7.000000
       1A8                 0.000000000              0.000000000              7.000000
       1A9                 0.000000000              0.000000000              7.000000
       1A10                0.000000000              0.000000000              7.000000
       1A11                0.000000000              0.000000000              7.000000
       1A12                0.000000000              0.000000000              7.000000
       1A13                2.212469627            332.241088894              5.250000
       1A14                4.374505582          1,000.000000000              5.250000
       1A15                5.416054530          1,000.000000000              6.500000
       1A16                0.000000000              0.000000000              2.820000
       1A17                0.000000000              0.000000000             15.540000
       1A18                1.073339007            153.820073415              5.750000
       1A19                1.120005920            153.820073415              6.000000
       1A20                1.213339747            153.820073415              6.500000
       1A21                0.349068512            153.820073415              1.870000
       1A22                1.237606542            153.820073415              6.630000
       1A23                5.078853282            931.895372751              6.500000
       1A24                5.416054530          1,000.000000000              6.500000
       1A25                0.000000000          1,066.969550128              6.500000
       1A26                0.000000000          1,066.969550128              6.500000
       1A27                5.416054530          1,000.000000000              6.500000
        1X                 0.111868183            379.856090034              0.315051
       2A1                 2.287592012            397.523331675              6.000000
        2X                 0.148114502            395.417379607              0.397285
       3A1                 2.108037086            380.083831430              6.000000
        3X                 0.147429227            391.367179577              0.415714
        PO                 0.000000000            631.891770673              0.000000
       PO-1                0.000000000            652.642805806              0.000000
       PO-2                0.000000000            410.531756275              0.000000
       PO-3                0.000000000            661.973223147              0.000000
        AR                 0.000000000              0.000000000              6.500000
-------------------------------------------------------------------------------------
        M                  5.219648031            981.895588634              6.369683
        B1                 5.219648031            981.895588634              6.369683
        B2                 5.219648031            981.895588634              6.369683
        B3                 5.219648031            981.895588634              6.369683
        B4                 5.219648031            981.895588634              6.369683

    THE                                              Distribution Date: 6/25/03
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


------------------------------------------------------------------------------------------------------------------
        B5              12669CR36           2,147,013.33              983.426157862              0.593077067
------------------------------------------------------------------------------------------------------------------
      Totals                            1,668,338,000.00              451.735213983             49.911566010
------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
        B5                 5.219648643            982.833080795              6.369683
-------------------------------------------------------------------------------------
      Totals               2.375041132            401.944143480
-------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


Pool Level Data
Distribution Date                                                                                                        6/25/03
Cut-off Date                                                                                                             6/ 1/02
Determination Date                                                                                                       6/ 1/03
Accrual Period 30/360                     Begin                                                                          5/ 1/03
                                          End                                                                            6/ 1/03
Number of Days in 30/360 Accrual Period                                                                                       30


-------------------------------------------------------------------------------
                          Collateral Information
-------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                            1,050,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 473,419,806.47
Ending Aggregate Pool Stated Principal Balance                                                                    421,223,315.51

Beginning Aggregate Certificate Stated Principal Balance                                                          871,271,154.98
Ending Aggregate Certificate Stated Principal Balance                                                             798,274,756.31

Beginning Aggregate Loan Count                                                                                              1160
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              127
Ending Aggregate Loan Count                                                                                                 1033

Beginning Weighted Average Loan Rate (WAC)                                                                             6.991586%
Ending Weighted Average Loan Rate (WAC)                                                                                6.991278%

Beginning Net Weighted Average Loan Rate                                                                               6.728490%
Ending Net Weighted Average Loan Rate                                                                                  6.728327%

Weighted Average Maturity (WAM) (Months)                                                                                     345

Servicer Advances                                                                                                      52,904.34

Aggregate Pool Prepayment                                                                                          51,792,565.46
Pool Prepayment Rate                                                                                                 75.1320 CPR


Group 2
-------

Cut-Off Date Balance                                                                                              200,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                  94,151,059.79
Ending Aggregate Pool Stated Principal Balance                                                                     82,431,621.70

Beginning Aggregate Certificate Stated Principal Balance                                                          871,271,154.98
Ending Aggregate Certificate Stated Principal Balance                                                             798,274,756.31

Beginning Aggregate Loan Count                                                                                               228

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


Group 2
-------

Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               27
Ending Aggregate Loan Count                                                                                                  201

Beginning Weighted Average Loan Rate (WAC)                                                                             6.587732%
Ending Weighted Average Loan Rate (WAC)                                                                                6.594074%

Beginning Net Weighted Average Loan Rate                                                                               6.328732%
Ending Net Weighted Average Loan Rate                                                                                  6.335074%

Weighted Average Maturity (WAM) (Months)                                                                                     161

Servicer Advances                                                                                                       3,024.88

Aggregate Pool Prepayment                                                                                          11,382,676.51
Pool Prepayment Rate                                                                                                 78.8214 CPR


Group 3
-------

Cut-Off Date Balance                                                                                              181,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                  78,862,223.93
Ending Aggregate Pool Stated Principal Balance                                                                     71,525,118.52

Beginning Aggregate Certificate Stated Principal Balance                                                          871,271,154.98
Ending Aggregate Certificate Stated Principal Balance                                                             798,274,756.31

Beginning Aggregate Loan Count                                                                                               174
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               16
Ending Aggregate Loan Count                                                                                                  158

Beginning Weighted Average Loan Rate (WAC)                                                                             6.655534%
Ending Weighted Average Loan Rate (WAC)                                                                                6.663683%

Beginning Net Weighted Average Loan Rate                                                                               6.365944%
Ending Net Weighted Average Loan Rate                                                                                  6.373907%

Weighted Average Maturity (WAM) (Months)                                                                                     166

Servicer Advances                                                                                                       3,026.77

Aggregate Pool Prepayment                                                                                           7,059,297.98
Pool Prepayment Rate                                                                                                 67.6804 CPR

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


-------------------------------------------------------------------------------
                                   Certificate Information
-------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                                 94.2701669962%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             5.7298330038%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

Group 2
-------

Senior Percentage                                                                                                 94.6734253876%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             5.3265746124%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

Group 3
-------

Senior Percentage                                                                                                 94.2581330702%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             5.7418669298%
Subordinate Prepayment Percentage                                                                                  0.0000000000%


Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                 74,933,840.79
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                   --------------
Total Deposits                                                                                                     74,933,840.79


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       107,771.95
Payment of Sub Servicer Fees                                                                                            3,628.69
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                  3,628.69
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                  74,822,134.84
                                                                                                                   --------------
Total Withdrawals                                                                                                  74,937,164.18

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312


                                                                                                                   --------------
Ending Balance                                                                                                            305.30


Master Servicing Fees Paid                                                                                            107,771.95
Insurance Premium(s) Paid                                                                                                   0.00
Personal Mortgage Insurance Fees Paid                                                                                   3,628.69
Other Fees Paid                                                                                                             0.00
                                                                                                                   --------------
Total Fees                                                                                                            111,400.65



Delinquency Information

Group 1
-------

Delinquency                                      30-59 Days            60-89 Days              90+ Days                   Totals
-----------                                      ----------            ----------              --------                   ------
Scheduled Principal Balance                    4,070,150.96          1,046,221.17            964,547.36             6,080,919.49
Percentage of Total Pool Balance                  0.966269%             0.248377%             0.228987%                1.443633%
Number of Loans                                          10                     2                     3                       15
Percentage of Total Loans                         0.968054%             0.193611%             0.290416%                1.452081%

Foreclosure
-----------

Scheduled Principal Balance                                                                                         1,510,814.85
Percentage of Total Pool Balance                                                                                       0.358673%
Number of Loans                                                                                                                5
Percentage of Total Loans                                                                                              0.484027%

REO
---

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 2
-------

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312



Group 2
-------


Delinquency                                      30-59 Days            60-89 Days              90+ Days                   Totals
-----------                                      ----------            ----------              --------                   ------
Scheduled Principal Balance                      330,187.86                  0.00                  0.00               330,187.86
Percentage of Total Pool Balance                  0.400560%             0.000000%             0.000000%                0.400560%
Number of Loans                                           1                     0                     0                        1
Percentage of Total Loans                         0.497512%             0.000000%             0.000000%                0.497512%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

REO
---

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

Group 3
-------

Delinquency                                      30-59 Days            60-89 Days              90+ Days                   Totals
-----------                                      ----------            ----------              --------                   ------

Scheduled Principal Balance                      334,523.86                  0.00                  0.00               334,523.86
Percentage of Total Pool Balance                  0.467701%             0.000000%             0.000000%                0.467701%
Number of Loans                                           1                     0                     0                        1
Percentage of Total Loans                         0.632911%             0.000000%             0.000000%                0.632911%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312



REO
---
Scheduled Principal Balance                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%
Number of Loans                                                                                                                0
Percentage of Total Loans                                                                                              0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

-------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------

Protection                                                                                     Original                  Current
----------                                                                                     --------                  -------

Bankruptcy Loss                                                                              300,000.00               300,000.00
Bankruptcy Percentage                                                                         0.020964%                0.052158%
Credit/Fraud Loss                                                                         37,092,354.00             6,464,330.90
Credit/Fraud Loss Percentage                                                                  2.592058%                1.123880%
Special Hazard Loss                                                                       37,092,354.00             8,805,158.78
Special Hazard Loss Percentage                                                                2.592058%                1.530853%

Credit Support                                                                                 Original                  Current
--------------                                                                                 --------                  -------

Class A                                                                                1,631,130,086.67           761,738,457.54
Class A Percentage                                                                           97.769762%               95.423092%

Class M                                                                                   17,172,900.00            16,861,994.75
Class M Percentage                                                                            1.029342%                2.112305%

Class B1                                                                                   7,871,000.00             7,728,500.18
Class B1 Percentage                                                                           0.471787%                0.968150%

Class B2                                                                                   4,293,000.00             4,215,277.76
Class B2 Percentage                                                                           0.257322%                0.528048%

Class B3                                                                                   2,862,000.00             2,810,185.17
Class B3 Percentage                                                                           0.171548%                0.352032%

Class B4                                                                                   2,862,000.00             2,810,185.17
Class B4 Percentage                                                                           0.171548%                0.352032%

Class B5                                                                                   2,147,013.33             2,110,155.73
Class B5 Percentage                                                                           0.128692%                0.264340%

    THE
  BANK OF
    NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
Officer:   Courtney Bartholomew                            Countrywide Home Loans
           212-815-3236                              Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                      Series 2002-12
           212-815-6312



Credit Support                                                                                 Original                  Current
--------------                                                                                 --------                  -------

-------------------------------------------------------------------------------
                         Reserve Fund Information
-------------------------------------------------------------------------------

Class 1A11 Rounding Account
                                                                                                                        1,000.00
Beginning Balance
                                                                                                                            0.00
Deposits
                                                                                                                            0.00
Accrued Interest
                                                                                                                            0.00
Withdrawals
                                                                                                                        1,000.00
Ending Balance


-------------------------------------------------------------------------------
                        Compensating Interest Detail
-------------------------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                              26,901.61
Compensation for Gross PPIS from Servicing Fees                                                                        26,901.61

Total Net PPIS (Non-Supported PPIS)                                                                                         0.00